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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]
Preliminary Proxy Statement

[ ]
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]
Definitive Proxy Statement

[ ]
Definitive Additional Materials

[X]
Soliciting Material Pursuant to Section 240.14a-12

    ASSOCIATES FIRST CAPITAL CORPORATION
    ___________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

    ___________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]
No fee required.

[ ]
Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)
Title of each class of securities to which transaction applies:

    ____________________________________________________________________________________

2)
Aggregate number of securities to which transaction applies:

    ____________________________________________________________________________________

3)
    Per unit price or other underlying value of transaction computed pursuant to Exchange
    Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ___________________________________________________________________________________

4)
Proposed maximum aggregate value of transaction:

    ___________________________________________________________________________________

5)
Total fee paid:

    ___________________________________________________________________________________

[ ]
Fee paid previously with preliminary materials.

[ ]
    Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
    Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)
Amount Previously Paid:

    ___________________________________________________________________________________

2)
Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________________

3)
Filing Party:

    ___________________________________________________________________________________

4)
Date Filed:

    ___________________________________________________________________________________

Filed by Associates First Capital Corporation

pursuant to Rule 14a-12 under the Securities

Exchange Act of 1934 in respect of Associates

First Capital Corporation (SEC file no. 2-44197)

DATE: September 6, 2000

TO: All Employees

FROM: Keith W. Hughes

Today marks a defining moment in the distinguished 82-year history of our company as we announce our merger with Citigroup.

The opportunity to join Citigroup and help it build its leadership position in the global economy is a compelling one. In an increasingly demanding and diverse financial marketplace, we become part of a company that will have unprecedented characteristics -- an extraordinary global infrastructure, formidable capital resources, unquestionable stability and the broadest spectrum of high quality, cost effective and efficiently distributed financial products and services.

Coming off our 25th consecutive year of record profits, and
well on our way to a 26th, we are joining this partnership from a position of strength. We believe we have chosen the best possible partner -- our cultures are similar, our businesses are complementary and we share a strong commitment to attracting and developing the very best people to serve our customers.

Our Board believes that this transaction is in the best interests of
Associates shareholders, customers and employees. The Citigroup stock that our shareholders will receive will represent ownership in the world’s premier broad based financial services company.

Our customers will benefit from the diversified product range of a global financial services business. And, equally important, the blending of our two dynamic organizations will provide exciting career opportunities for Associates employees to explore.

As we move forward with Citigroup, I will join the Citigroup Board of
Directors and become a Citigroup vice-chairman. The value of this merger lies not only in what it is today, but in what it will be in the future. That future will take shape in the days and weeks to come. You can be assured that, as details emerge, we will communicate with you.

This is a combination whose time has come. It is great news for customers, employees and shareholders of both Citigroup and The Associates. Your superior performance has made this partnership possible. Your continued commitment will ensure its success.

The news release follows:

For immediate release

Citigroup Inc. (NYSE symbol: C)

Associates First Capital Corporation (NYSE symbol: AFS)

September 6, 2000

CITIGROUP TO ACQUIRE ASSOCIATES FIRST CAPITAL CORPORATION

Associates Shareholders to Receive .7334 Citigroup Shares for

Each Associates Share in a Tax-Free Merger,

for Total Purchase Price of $31.1 Billion

Transaction Expected to Be Accretive to Citigroup Earnings

by at Least $.10 Per Share in First Year

Builds Citigroup’s Finance Businesses Internationally and in U.S.

New York, NY, September 6, 2000 - Citigroup, Inc. (NYSE: C) and Associates First
Capital Corporation (NYSE: AFS; "Associates") today announced that Citigroup will acquire Associates in a merger under which Associates shareholders will receive .7334 common shares of Citigroup for each share of Associates common stock. Based on closing prices on September 5, 2000, the value of the transaction to Associates’ shareholders is $42.49 per share with a total transaction value of approximately $31.1 billion.

The transaction, which has been unanimously approved by the Boards of Directors of both companies and is expected to close on or about year end, will be accounted for by the pooling-of-interests method and will be tax-free to holders of Associates common stock.

The Associates is the largest publicly traded finance company in the U.S., with managed assets of more than $100 billion and shareholder’s equity of $10.3 billion and 2,750 offices in the U.S. and 13 other countries. Citigroup is a preeminent global financial services company, with assets of more than $791 billion and shareholders’ equity of
$51 billion, offering an unparalleled range of financial products and services to customers in more than 100 countries. Following consummation of the transaction,
Associates shareholders will own approximately 10% of Citigroup’s common shares.

"This transaction, which will be accretive to Citigroup earnings by at least $.10 per share in the first year of combined operation, accelerates our consumer financial services expansion globally," said Sanford I. Weill, Chairman and Chief Executive
Officer of Citigroup. "In one step, we catapult our international earnings in these rapidly growing segments by more than 40%. We are particularly excited about The
Associates’ strong presence in Japan, where it is the fifth largest consumer finance company, and in Europe, where it has more than 700,000 customers. In addition, this transaction further increases our base of recurring and predictable earnings, strengthens our position in the credit card business, consumer and commercial finance business domestically and will expand our commercial leasing business.

"Citigroup has a long history of effectively integrating businesses, retaining the best from every company while assuring our standards become the norm," said Weill.
"Because of our focus on providing quality products and services that serve customer needs and build long-term relationships between our company and consumers, our consumer finance operations are very well regarded. We are excited about the prospects for the combined operation."

"This transaction marks a defining moment in our company’s history,"
said Keith W. Hughes, Chairman and Chief Executive Officer of Associates. "With an
extraordinary global infrastructure, formidable capital resources, unquestioned stability and the broadest spectrum of high-quality, cost effective, efficiently distributed products and services, Citigroup is building upon its leadership position in the global economy. We are excited to be joining forces in this effort, contributing the energy and drive that has led Associates to twenty-five consecutive years of record earnings. The
Citigroup stock our shareholders will receive in the transaction represents ownership in the world’s premier, broad-based financial services company. Their track record of creating value is truly exceptional. For all of these reasons, this is a compelling combination. For Associates, joining Citigroup will provide exciting opportunities for customers and employees."

Following the close of the transaction, Associates’ North American consumer finance operations will be combined with CitiFinancial, Citigroup’s consumer finance business, and Associates’ commercial unit will be combined with Citigroup’s
Global Equipment Finance operations. Associates’ credit card operation will be combined with Citibank’s card operations. Keith W. Hughes, Chairman and Chief
Executive Officer of Associates, will join Citigroup’s Board of Directors and become a Citigroup Vice Chairman, and Roy A. Guthrie, Senior Executive Vice President and Chief
Financial Officer of Associates, will have responsibilities that include the
Associates’ current operations in commercial and international finance.

The transaction is subject to approval by Associates’ shareholders. It is also subject to approvals by certain domestic and foreign antitrust, banking and insurance regulators. Following the close of the transaction, all outstanding indebtedness of
Associates (rated A2/A+/A+ by Moody's/S&P/Fitch) and its subsidiaries will be guaranteed by Citicorp (rated Aa3/AA-/AA by Moody's/S&P/Fitch). Associates and its subsidiaries will no longer be separately rated and maturing indebtedness after the closing will be refinanced at the Citicorp level.

Citigroup (NYSE: C), the most global financial services company, provides some 100 million consumers, corporations, governments and institutions in over 100 countries with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, insurance, securities brokerage and asset management.
The 1998 merger of Citicorp and Travelers Group brought together such brand names as
Citibank, Travelers, Salomon Smith Barney, CitiFinancial and Primerica under
Citigroup’s trademark red umbrella. Additional information may be found at www.citigroup.com

Associates, established in 1918, is a leading diversified finance company providing consumer and commercial finance, leasing, insurance and related services worldwide.
Associates, headquartered in Dallas, has operations in the United States and 13 international markets. For more information, visit Associates Web sites at www.theAssociates.com
<http://www.theassociates.com>

Live Webcast Alert:

A webcast of a 10:30 a.m. investment community meeting to review the transaction will be available on the Citigroup website. To gain access to the webcast, which will be
"listen-only," go to www.citigroup.com. Please log on to the website at approximately 10:15 a.m. A replay of the webcast will also be available at www.citigroup.com, as will a copy of the investment community presentation.

Media: Leah Johnson 212-559-9446

Analysts: Sheri Ptashek 212-559-4658

Fixed Income Analysts: Firoz Tarapore 212-793-8090

In connection with the proposed transaction, Associates will file a proxy statement with the Securities and Exchange Commission. Investors and security holders are advised to read the proxy statement when it becomes available because it will contain important information. Investors and security holders may obtain a free copy of the proxy statement
(when available) and other documents filed by Associates with the SEC at the SEC's web site at www.sec.gov.

Free copies of the proxy statement (when available) and Associates other filings with the SEC may also be obtained from Associates. Free copies of Associates filings may be obtained by directing a request to Associates, 250 E. Carpenter Freeway, Irving, TX 75062,
Attn.  General Counsel, 972-652-4000.

Associates and certain other persons referred to below may be deemed to be participants in the solicitations of proxies of Associates' shareholders to adopt the agreement providing for Citigroup's acquisition of Associates. The participants in the solicitation may include the directors and executive officers of Associates, who may have an interest in the transaction including as a result of holding shares or options of Associates. A detailed list of the names and interests of Associates' directors and executive officers is contained in Associates proxy statement for its 2000 Annual Meeting, which may be obtained without charge at the SEC's web site at www.sec.gov.